CONVENTION D’ACHAT/VENTE

ENTRE

RESSOURCES STRATECO INC.

ET

GEONOVA EXPLORATIONS INC.

Le  15 février 2006

[MTL_LAW\992737\1]

Convention d’achat/vente effective en date du 15 février 2006.

ENTRE :

Ressources Strateco inc., une société dûment constituée en vertu de la Loi canadienne sur les sociétés par actions, ayant sa principale place d’affaires au 1225 rue Gay-Lussac, Boucherville, (Québec) Canada J4B 7K1, agissant aux présentes et ici représentée par M. Guy Hébert, son président, dûment autorisé aux fins des présentes, tel qu’il le déclare,

(ci-après l’« Acheteur »)

ET :

GéoNova Explorations inc., une société dûment constituée en vertu de la Loi canadienne sur les sociétés par actions, ayant sa principale place d'affaires au 1155, rue University, bureau 1405, Montréal (Québec) Canada H3B 3A7, agissant aux présentes et ici représentée par M. Alain Blais, président, dûment autorisé aux fins des présentes, tel qu'il le déclare,

(ci-après le « Vendeur »)

ET :

LES RESSOURCES CAMPBELL inc., une société dûment constituée en vertu de la Loi Canadienne sur les sociétés par actions, ayant sa principale place d’affaires au 1155 rue University, bureau 1405, Montréal (Québec) Canada, H3B 3A7, agissant aux présentes et ici représentée par M. André Fortier, président, dûment autorisé aux fins des présentes tel qu’il le déclare,

(ci-après l’ « Intervenant »)

ATTENDU QUE le Vendeur détient la totalité des droits de propriété indivis (100%) de cent vingt-quatre (124) claims miniers d’une superficie totale de 3 371  hectares, tel que plus amplement décrits à l’annexe A des présentes, et situés dans les cantons Desjardins et Bruneau à environ 45 kilomètres au nord-ouest de Lebel-sur-Quévillon, province de Québec (ci-après collectivement la « Propriété Discovery »);

ATTENDU QUE le Vendeur a convenu de vendre à l’Acheteur et que l’Acheteur a convenu d’acheter du Vendeur la Propriété Discovery selon les termes et conditions stipulés à la présente convention;

ATTENDU QUE le Vendeur est une filiale en propriété exclusive de l’Intervenant;

EN CONSÉQUENCE, les parties aux présentes ont convenu et conviennent entre elles de ce qui suit :

1.

DéFINITIONS

1.1

Les mots et expressions qui suivent dans la présente convention ou dans toute documentation connexe ou en annexe à la convention, doivent être interprétés, à moins d’une dérogation implicite ou explicite dans le texte, en fonction des définitions qui leur sont attribuées:

a)

Balance de prix de vente a la signification qui lui est donnée à l’article 5.1 de cette convention.

b)

Newco s’entend de Ressources Cadiscor Inc., une société constituée en vertu de la Loi canadienne sur les sociétés par actions depuis le 6 mars 2006.

c)

Redevance sur le rendement net de fonderie ou Redevance s’entend de la redevance au Vendeur mentionnée à l’article 5.2 de la présente convention, calculée selon l’annexe C sur le produit net tiré de la production commerciale de tous les minéraux, concentrés et métaux extraits de la Propriété Discovery.

d)

Réorganisation a la signification qui lui est donnée à l’article 4.1 de cette convention.

e)

Titres miniers signifie les cent vingt-quatre (124) claims miniers situés dans les cantons Desjardins et Bruneau à environ 45 kilomètres au  nord-ouest de Lebel-sur-Quévillon, Province de Québec, totalisant une superficie de 3 371 hectares, tel que plus amplement décrits à l'annexe A jointe à la présente convention.

1.2

Les annexes suivantes sont jointes à la présente convention, à savoir:

Annexe A :

Titres miniers de la Propriété Discovery

Annexe B :

Transfert de droits miniers

Annexe C :

Redevance de rendement net de fonderie

Annexe D :

Redevances à des tierces parties.

2.

ACHAT/VENTE

2.1

Le Vendeur vend, cède et transfère à l’Acheteur et l’Acheteur achète du Vendeur la totalité (soit 100%) des droits, titres et intérêts  du Vendeur dans la Propriété Discovery.

2.2

Simultanément à la signature de la présente convention, les parties signent les formulaires de transfert de droits miniers dont copie est jointe aux présentes en Annexe B pour fins d’enregistrement au registre des droits miniers du ministère des Ressources naturelles et de la Faune.

2.3

L’Acheteur reconnaît et convient que la vente cession transfert de la Propriété Discovery est faite sans garantie de quelque nature que ce soit et qu’il acquiert la Propriété Discovery telle quelle, à ses risques et périls.

3.

POSSESSION

3.1

L'Acheteur devient propriétaire de la Propriété Discovery rétroactivement à compter du 15 février 2006 avec possession et occupation  à compter du 15 février 2006.

4.

CESSION À NEWCO

4.1

Newco est une filiale en propriété exclusive de l’Acheteur à qui l’Acheteur transférera tous ses actifs, biens, droits, intérêts, projets et propriétés reliés à l’exploration aurifère, y compris tous ses droits aux termes de la présente convention, en contrepartie d’actions ordinaires du capital social de Newco (la « Réorganisation »).

4.2

L’Acheteur cèdera à Newco tous ses droits et intérêts qui lui sont dévolus aux termes de la présente convention pour une contrepartie qui inclura entre autres la prise en charge par Newco des obligations de l’Acheteur envers le Vendeur aux termes de la présente convention.

4.3

La conclusion et l’entrée en vigueur de la Réorganisation sont assujetties à l’approbation préalable des actionnaires de l’Acheteur et de la Bourse de Croissance TSX.

4.4

Le Vendeur prend acte de la Réorganisation que l’Acheteur entend mettre en oeuvre et consent à la cession des droits et intérêts de l’Acheteur aux termes de cette convention à Newco à la condition que Newco assume et prenne en charge toutes et chacune des obligations de l’Acheteur aux termes de la présente convention, étant entendu que l’Acheteur demeurera solidairement responsable envers le Vendeur du respect de toutes les obligations de l’Acheteur aux termes de la présente convention, y compris du paiement de la Balance de prix de vente, de la Redevance prévue à la clause 5.2 des présentes et de toutes sommes dues aux termes des présentes.

4.5

Sous réserve de la cession à Newco des droits et intérêts de l’Acheteur en vertu de la présente convention, laquelle cession est par les présentes autorisée par le Vendeur, l’Acheteur ne pourra vendre, céder ou transférer à qui que ce soit, en totalité ou en partie, ses droits, titres et intérêts dans la présente convention ou dans la Propriété Discovery sans le consentement préalable et écrit du Vendeur, et s’engage à obliger Newco à obtenir tout tel consentement, lors de toute vente, cession ou transfert des droits, titres et intérêts de Newco dans la présente convention ou dans la Propriété Discovery, tant et aussi longtemps que la Balance de prix de vente n’aura pas été acquittée en totalité.

5.

CONTREPARTIE

5.1

La vente de la Propriété Discovery est consentie en contrepartie d’un montant total de 1 500 000 $ dont 25 000 $ ont été payés lors de l’acceptation de l’offre d’achat le 13 février 2006 et le solde de 1 475 000 $ (la « Balance de prix de vente ») est payé de la manière suivante:

(i)

200 000 $ le 30 mai 2006;

(ii)

275 000 $ immédiatement suivant la clôture d’un premier appel public à l’épargne de Newco mais au plus tard le 30 août 2006; et

(iii)

1 000 000 $ au plus tard le 30 août 2006 payable, au choix de l’Acheteur, soit en espèces, soit en actions de Newco qualifiées par un prospectus, soit en actions de l’Acheteur, dans la mesure où et en autant que les actions transférées au Vendeur soient celles de l'entité propriétaire de la Propriété Discovery.

5.2

De plus, l’Acheteur consent au Vendeur une Redevance de 2% sur le rendement net de fonderie calculée selon l’annexe C jointe à la présente convention et s’engage à faire assumer à Newco le paiement de telle Redevance au Vendeur et à obliger Newco à faire assumer cette obligation par tout nouvel acquéreur ou cessionnaire de droits dans la Propriété Discovery, de sorte que tout détenteur de droits dans la Propriété Discovery sera tenu au respect de cette obligation.

5.3

Le Vendeur accorde et consent à l’Acheteur et à Newco le droit irrévocable d’acheter la Redevance de 2% sur le rendement net de fonderie.  Ce droit d’achat irrévocable peut être exercé en tout temps par l’Acheteur ou Newco, selon le cas, moyennant le paiement d'un montant de 1 000 000 $ au Vendeur.

5.4

L’Acheteur n’assume et ne prend en charge aucun des engagements et obligations du Vendeur, de quelque nature que ce soit, et, sans limiter la généralité de ce qui précède, toute obligation ou toute responsabilité environnementale relative à la Propriété Discovery découlant de faits antérieurs au 8 octobre 2002, date à laquelle l’Acheteur a pris possession physique de la Propriété Discovery, à l’exception des redevances à des tierces parties tel que décrit à l’annexe D aux termes de conventions décrites à l’annexe «D» dont l’Acheteur reconnaît avoir un exemplaire.

5.5

Les parties renoncent à tout droit de répétition pouvant découler des présentes.

6.

CLAUSE RÉSOLUTOIRE

6.1

À défaut par l'Acheteur de payer au Vendeur le ou avant le 30 mai 2006 le montant de 200 000,00$ mentionné au paragraphe 5.1(i) et la totalité de la Balance de prix de vente le ou avant le 30 août 2006, le Vendeur aura le droit de demander la résolution de la présente vente, après avoir servi à l’Acheteur un préavis de 60 jours permettant à l’Acheteur de remédier au défaut dans ce délai.

En ce cas, le Vendeur reprendra la Propriété Discovery sans être tenu à aucune restitution pour les acomptes reçus jusqu'alors en capital ou intérêt, ni à aucune indemnité pour les réparations, améliorations et constructions faites à la Propriété Discovery par qui que ce soit, ces acomptes, réparations, améliorations et constructions restant acquis au Vendeur à titre de dommages-intérêts liquidés, étant entendu que le Vendeur devra alors toutefois assumer l’obligation de payer les redevances à des tierces parties mentionnées dans les conventions décrites à l’annexe «D». De plus, les parties s’engagent à signer et à enregistrer au registre des droits miniers du ministère des Ressources naturelles et de la Faune, un acte confirmant la rétrocession par l’Acheteur au Vendeur de la Propriété Discovery et des droits vendus aux termes des présentes en raison de l’exercice de la clause résolutoire.

7.

REPRéSENTATIONS ET GARANTIES DU VENDEUR

Le Vendeur déclare et atteste ce qui suit au bénéfice de l’Acheteur :

7.1

Le Vendeur est une société dûment constituée et validement en existence en vertu des lois qui le régissent et exerce son entreprise en tout point important conformément à toutes lois, à tous les règlements applicables sur chaque territoire où il fait affaires.

7.2

Le Vendeur atteste que la Propriété Discovery lui appartient, et ce, à titre de propriété absolue et exclusive pour un droit de propriété indivis de 100%, par titre valable et dûment enregistré, libre de toute hypothèque, charge ou privilège de quelque nature que ce soit.

7.3

La vente, la cession et le transfert de la Propriété Discovery par le Vendeur à l’Acheteur n’est assujettie à aucune restriction en vertu des documents constitutifs et règlements du Vendeur ni en vertu de quelque convention que ce soit.

7.4

Le Vendeur reconnaît avoir transmis et remis à l’Acheteur et l’Acheteur reconnaît avoir reçu en date des présentes tous les rapports, documents et généralement toutes les informations de quelque nature que ce soit qu'il a en sa possession relativement à la Propriété Discovery ainsi que toutes les conventions relatives à des redevances à des tierces parties dont il est fait mention à l’annexe D à l’égard des propriétés Desjardins et Borduas-Martel décrites en annexe D et incluses dans la Propriété Discovery.

7.5

Au meilleur de la connaissance du Vendeur, toutes les normes environnementales applicables en vertu de la législation du Canada et celles de la Province de Québec ont été respectées en ce qui a trait à la Propriété Discovery et il n’existe aucune réclamation, demande ou démarche de quelque nature des autorités en matière d’environnement relativement à la Propriété Discovery.

7.6

Toutes les procédures et tous les gestes corporatifs ont été effectués et posés pour permettre la vente, la cession et le transfert des droits, intérêts et titres du Vendeur à l’égard de la Propriété Discovery et la signature de la présente convention et de tout document connexe a été dûment approuvée par les administrateurs du Vendeur. Aucune approbation ni consentement d’un organisme public ou privé est nécessaire pour la signature et la conclusion de la présente convention et des documents connexes, à l’exception de l’autorisation de la Cour en vertu de la Loi sur les arrangements avec les créanciers des compagnies, laquelle a été obtenue le 24 février 2006.

7.7

Tous les titres miniers relatifs à la Propriété Discovery sont enregistrés au registre des droits miniers du ministère des Ressources naturelles et de la Faune au nom du Vendeur pour un droit de propriété indivis de 100 % et tous les droits, redevances ou loyers exigés en vertu de quelque loi ou statut que ce soit ont été acquittés à ce jour et dans le cas où des travaux statutaires étaient requis, ils ont été effectués à ce jour à la satisfaction du ministère des Ressources naturelles et de la Faune et les claims miniers sont en vigueur.

7.8

Le Vendeur a le droit absolu de vendre la Propriété Discovery sujet aux dispositions des présentes.

7.9

Au meilleur de la connaissance du Vendeur, la Propriété Discovery n’est l’objet d’aucun litige devant les tribunaux ou quelque organisme ni d’aucune menace de litige à quelque titre que ce soit.

8.

REPRéSENTATIONS ET GARANTIES DE L’ACHETEUR

L’Acheteur déclare et atteste ce qui suit au bénéfice du Vendeur :

8.1

L’Acheteur est une société dûment constituée et validement en existence en vertu des lois qui la régissent et exerce son entreprise en tout point important conformément à toutes lois, à tous les règlements applicables sur chaque territoire où il fait affaires.

8.2

Newco est une société dûment constituée et validement en existence en vertu des lois qui la régissent et exerce son entreprise en tout point important conformément à toutes lois, à tous les règlements applicables sur chaque territoire où elle fait affaires.

8.3

Toutes les procédures corporatives nécessaires ont été accomplies et toutes les approbations requises ont été obtenues pour permettre l’acquisition de la Propriété Discovery et la conclusion de la présente convention constitue une obligation valide et exécutoire de l’Acheteur.

8.4

L'Acheteur s'engage à prendre la Propriété Discovery dans l'état où elle se trouve, déclarant l'avoir vue et examinée à sa satisfaction et avoir vérifié lui-même auprès des autorités compétentes que la destination qu'il entend donner à la Propriété Discovery est conforme aux lois et aux règlements en vigueur.

9.

AVIS

9.1

Tout avis prévu ou requis par les dispositions de la présente convention sera tenu pour avoir été valablement donné s'il est envoyé par courrier recommandé ou trois jours ouvrables suivant la réception de l’avis envoyé par télécopieur adressé de la façon ci-après décrite :

Dans le cas de l’Acheteur : RESSOURCES STRATECO INC. 1225 rue Gay-Lussac, Boucherville (Québec) J4B 7K1 À l’attention du président Télécopieur : (450) 641-0775

Dans le cas du Vendeur : GEONOVA EXPLORATIONS INC. 1155, rue University, bureau 1405 Montréal (Québec) H3B 3A7 À l'attention du président Télécopieur : (514) 875-9033

10.

DISPOSITIONS GéNéRALES

10.1

La présente convention ainsi que tout document en annexe ou connexe est régi et interprété selon les lois en vigueur au Canada et dans la Province de Québec. À l’exception des différends soumis à l’arbitrage tel que prévu à l’annexe C des présentes, les parties aux présentes conviennent de soumettre tout conflit à la juridiction de la Cour Supérieure du district judiciaire de Longueuil.

10.2

Chacune des parties aux présentes s’engage à signer ou à faire signer de temps à autre, tout document, contrat ou écrit, à faire ou voir à ce que soit fait tout ce qui sera jugé nécessaire ou utile pour donner plein effet à la présente convention et particulièrement tout document et tout geste utile aux fins de transférer et céder la Propriété Discovery et les droits et obligations de la présente convention à Newco.

10.3

La présente convention y compris les annexes ci-jointes constitue la totalité et l’intégralité de l’entente intervenue entre les parties relativement à la vente de la Propriété Discovery et remplace tout autre document, promesse ou contrat verbal ou écrit antérieur qui peut être intervenu dans le cadre des négociations qui ont précédé l’exécution complète de la présente convention, et que les parties déclarent inadmissibles en tant qu’élément de preuve susceptible de modifier ou d’affecter de quelque façon que ce soit l’une ou l’autre des dispositions de la présente convention.

10.4

Les parties conviennent que les honoraires et débours engagés par chacune d’elles aux fins de la préparation, de la négociation et de la conclusion de la présente convention et de toute documentation connexe sont à leur charge respective.  Cependant, l'Acheteur s'engage à payer les frais d’enregistrement des transferts de droits de mines au registre du ministère des Ressources naturelles et de la Faune.

10.5

 La convention d’option et de co-entreprise intervenue entre l’Acheteur et le Vendeur le 8 octobre 2002 telle qu’amendée le 3 septembre 2003 est résiliée, y compris les dispositions de survies et les obligations prévues en cas de terminaison de l’option visée par ladite convention, à compter de la date de la présente convention.

10.6

La présente convention entre en vigueur et est exécutoire entre les parties rétroactivement en date du 15 février 2006.

11.

DéCLARATIONS DES PARTIES CONCERNANT
LA TAXE SUR LES PRODUITS ET SERVICES
ET LA TAXE DE VENTE DU QUéBEC

11.1

Selon le paragraphe 162(2) de la Loi sur la taxe d’accise et l’article 40 de la Loi sur la taxe de vente du Québec, la présente convention d’achat/vente de claims miniers ne constitue pas une fourniture et la contrepartie payée ne constitue pas une contrepartie pour ces droits.  Par conséquent, la présente transaction n’est pas sujette à la taxe sur les produits et services (TPS) ni à la taxe de vente du Québec (TVQ).

12.

INTERVENTION

12.1

Les Ressources Campbell inc. (l’«Intervenant») intervient aux présentes pour autoriser l’utilisation de son nom Les Ressources Campbell inc. et sa version anglaise, Campbell Resources inc. par l’Acheteur, ses successeurs et ayants droit, incluant Newco, dans sa documentation, ses rapports, ses communiqués de presse et tout autre document de diffusion d’information à ses actionnaires ou à des tiers ainsi qu’auprès de toute autorité gouvernementale ou de réglementation et à faire mention que le Vendeur est une filiale en propriété exclusive de l’Intervenant.

13.

INFORMATIONS REQUISES EN VERTU DE L’ARTICLE 9 DE LA « LOI CONCERNANT LES DROITS SUR LES MUTATIONS IMMOBILIèRES ».

Le Vendeur et l’Acheteur déclarent ce qui suit :

13.1

Leurs noms et adresses respectives sont ceux indiqués ci-dessus.

13.2

La Propriété Discovery est située dans les cantons Desjardins et Bruneau à environ 45 kilomètres au nord-ouest de Lebel-sur-Quévillon, Province de Québec.

13.3

Il n'y a pas de transfert à la fois d'un immeuble corporel et de meubles visés par l'article 1.0.1 de la Loi concernant les droits sur les mutations immobilières.

13.4

La contrepartie totale pour le transfert de la Propriété Discovery selon l’Acheteur et le Vendeur est de 1 500 000 $.

13.5

Le montant constituant la base d’imposition pour les droits de transfert selon le Vendeur et l’Acheteur est de 1 500 000 $.

13.6

Le montant des droits de mutations immobilières totalisent 21 000 $.

13.7

Il existe une exonération pour le paiement des droits de mutations immobilières, l’immeuble étant transféré étant de ceux référé à l’article 8 de la Loi sur les mines (RSQ chapitre M-13.1) en vertu de l’article 17 (e) de la loi.

EN FOI DE QUOI, les parties et l’Intervenant ont signé la présente convention en la ville de Montréal le _____ mai 2006.

	PAR :	RESSOURCES STRATECO INC.
TéMOIN		GUY HéBERT
Nom en lettres moulées
	PAR :	GEONOVA EXPLORATIONS INC.
TéMOIN		ALAIN BLAIS
Nom en lettres moulées

	PAR :	LES RESSOURCES CAMPBELL INC.
TéMOIN		ANDRé FORTIER
Nom en lettres moulées

ANNEXE A

TITRES MINIERS DE LA PROPRIéTé DISCOVERY

La Propriété Discovery est constituée de cent vingt-quatre (124) claims miniers situés dans les cantons Desjardins et Bruneau à environ 45 kilomètres au nord-ouest de Lebel-sur-Quévillon, province de Québec.

	Titres miniers	Superficie (hectare)	Date expiration	Canton ou secteur

1	1118056	41,12	06-févr-07	Bruneau
2	1118057	43,55	06-févr-07	Bruneau
3	1118058	42,47	06-févr-07	Bruneau
4	1118059	42,02	06-févr-07	Bruneau
5	1118060	42,36	06-févr-07	Bruneau
6	1118061	41,62	06-févr-07	Bruneau
7	1118062	44,17	06-févr-07	Bruneau
8	1118063	39,96	06-févr-07	Bruneau
9	1118064	42,80	06-févr-07	Bruneau
10	1118065	42,02	06-févr-07	Bruneau
11	1118066	40,82	06-févr-07	Bruneau
12	1118067	44,52	06-févr-07	Bruneau
13	1118068	42,94	06-févr-07	Bruneau
14	1118069	39,45	06-févr-07	Bruneau
15	1118070	41,22	06-févr-07	Bruneau
16	1118071	33,71	06-févr-07	Bruneau
17	1118072	40,50	06-févr-07	Bruneau
18	1118073	43,88	06-févr-07	Bruneau
19	1118074	43,17	06-févr-07	Bruneau
20	1118075	41,93	06-févr-07	Bruneau
21	1118076	42,95	06-févr-07	Bruneau
22	1118077	42,03	06-févr-07	Bruneau
23	1118078	44,15	06-févr-07	Bruneau
24	1118079	39,98	06-févr-07	Bruneau
25	1118080	42,96	06-févr-07	Bruneau
26	1118081	41,89	06-févr-07	Bruneau
27	1118082	40,95	06-févr-07	Bruneau

28	1118083	45,66	06-févr-07	Bruneau
29	4134791	40,00	16-mai-07	Bruneau
30	4134792	40,00	16-mai-07	Bruneau
31	4134801	40,00	16-mai-07	Bruneau
32	4134802	40,00	16-mai-07	Bruneau
33	4150601	40,00	16-mai-07	Bruneau
34	4150602	40,00	16-mai-07	Bruneau
35	4151942	40,00	16-mai-07	Bruneau
36	4151951	40,00	16-mai-07	Bruneau
37	4152381	40,00	16-mai-07	Bruneau
38	4152382	40,00	16-mai-07	Bruneau
39	4152391	40,00	16-mai-07	Bruneau
40	4152392	40,00	16-mai-07	Bruneau
41	4152401	40,00	16-mai-07	Bruneau
42	4152402	40,00	16-mai-07	Bruneau
43	4358661	40,00	16-déc-06	Bruneau
44	4358671	40,47	17-déc-06	Bruneau
45	4358672	41,63	17-déc-06	Bruneau
46	4358673	34,08	17-déc-06	Bruneau
47	4394511	16,00	13-déc-06	Desjardins
48	4394512	16,00	13-déc-06	Desjardins
49	4394513	16,00	13-déc-06	Desjardins
50	4394514	16,00	13-déc-06	Desjardins
51	4394515	16,00	13-déc-06	Desjardins
52	4394521	40,00	14-déc-06	Bruneau
53	4394522	32,00	14-déc-06	Bruneau
54	4394531	16,00	15-déc-06	Desjardins
55	4394532	16,00	15-déc-06	Desjardins
56	4394533	16,00	15-déc-06	Desjardins
57	4394534	16,00	15-déc-06	Desjardins
58	4394535	16,00	15-déc-06	Desjardins
59	4394541	16,00	16-déc-06	Desjardins
60	4394542	16,00	16-déc-06	Desjardins
61	4394543	16,00	16-déc-06	Desjardins
62	4394544	16,00	16-déc-06	Desjardins

63	4394545	16,00	16-déc-06	Desjardins
64	4394551	16,00	15-déc-06	Desjardins
65	4394552	16,00	15-déc-06	Desjardins
66	4394553	16,00	15-déc-06	Desjardins
67	4394554	16,00	15-déc-06	Desjardins
68	4394555	16,00	15-déc-06	Desjardins
69	4394561	16,00	16-déc-06	Desjardins
70	4394562	16,00	16-déc-06	Desjardins
71	4394563	16,00	16-déc-06	Desjardins
72	4394564	16,00	16-déc-06	Desjardins
73	4394565	16,00	16-déc-06	Desjardins
74	4394571	16,00	15-déc-06	Desjardins
75	4394572	16,00	15-déc-06	Desjardins
76	4394573	16,00	15-déc-06	Desjardins
77	4394574	16,00	15-déc-06	Desjardins
78	4394575	16,00	15-déc-06	Desjardins
79	4394581	16,00	16-déc-06	Desjardins
80	4394582	16,00	16-déc-06	Desjardins
81	4394583	16,00	16-déc-06	Desjardins
82	4394584	16,00	16-déc-06	Desjardins
83	4394585	16,00	16-déc-06	Desjardins
84	4484451	7,80	12-oct-07	Desjardins
85	4484452	5,80	12-oct-07	Desjardins
86	4484453	4,80	12-oct-07	Desjardins
87	4484454	1,40	16-oct-07	Desjardins
88	4568961	40,00	18-janv-07	Bruneau
89	4568962	40,00	18-janv-07	Bruneau
90	4568963	40,00	18-janv-07	Bruneau
91	4568991	40,00	18-janv-07	Bruneau
92	4568992	40,00	18-janv-07	Bruneau
93	4568993	40,00	19-janv-07	Bruneau
94	4569011	40,00	19-janv-07	Bruneau
95	4569012	40,00	19-janv-07	Bruneau
96	4569021	40,00	19-janv-07	Bruneau
97	4569022	42,30	20-janv-07	Bruneau

98	5268116	16,00	06-août-07	Desjardins
99	5268117	16,00	06-août-07	Desjardins
100	5268118	16,00	06-août-07	Desjardins
101	5268119	16,00	06-août-07	Desjardins
102	5268120	16,00	06-août-07	Desjardins
103	5268121	16,00	06-août-07	Desjardins
104	5268122	16,00	06-août-07	Desjardins
105	5268123	16,00	06-août-07	Desjardins
106	5268124	16,00	06-août-07	Desjardins
107	5268125	16,00	06-août-07	Desjardins
108	5268126	16,00	06-août-07	Desjardins
109	5268127	16,00	06-août-07	Desjardins
110	5268128	16,00	06-août-07	Desjardins
111	5268129	16,00	06-août-07	Desjardins
112	5268130	16,00	06-août-07	Desjardins
113	5268131	16,00	06-août-07	Desjardins
114	5268132	16,00	06-août-07	Desjardins
115	5268133	16,00	06-août-07	Desjardins
116	5268134	16,00	06-août-07	Desjardins
117	5268135	16,00	06-août-07	Desjardins
118	5268136	16,00	06-août-07	Desjardins
119	5268137	16,00	06-août-07	Desjardins
120	5268138	16,00	06-août-07	Desjardins
121	5268139	16,00	06-août-07	Desjardins
122	5268140	16,00	06-août-07	Desjardins
123	5268141	10,00	06-août-07	Desjardins
124	5268142	16,00	06-août-07	Desjardins

	Total	3371,08

ANNEXE B

TRANSFERT DE DROITS MINIERS

ANNEXE C

REDEVANCE DE RENDEMENT NET DE FONDERIE

1.

Interprétation

En plus des termes et expressions définis dans la convention, les termes et expressions qui suivent ont la signification qui leur est donnée relativement à la présente annexe C seulement :

(a)

bénéficiaire s’entend de la partie qui bénéficie de la Redevance de rendement net de fonderie;

(b)

déductions admissibles s’entend de l’ensemble des charges suivantes (dans la mesure où elles ne sont pas déduites par un acheteur lors du calcul d’un paiement) qui sont engagées relativement à la propriété au cours de chaque période trimestrielle;

i)

les frais de vente prélevés par tout agent de vente sur la vente des produits minéraux;

ii)

les frais de transport pour les produits minéraux de la propriété à l’installation d’enrichissement, d’exploitation ou de traitement et ensuite au lieu de livraison des produits minéraux à un acquéreur de ceux-ci, y compris les frais d’expédition, de fret, de manutention et d’envoi;

iii)

tous les coûts, les dépenses et les charges de quelque nature que ce soit qui sont payés ou engagés par l’exploitant dans le cadre de l’affinage ou de l’enrichissement des produits minéraux après que ceux-ci ont quitté la propriété, y compris tous les frais de fonderie et d’affinage et l’ensemble des coûts reliés au pesage, à l’échantillonnage, aux essais, à la représentation et à l’entreposage, les frais liés aux pertes de métal et à l’arbitrage, ainsi que les pénalités imputées par les exploitants des installations de traitement, d’affinerie et de fonderie;

iv)

tous les coûts de l’assurance des produits minéraux et toute redevance domaniale, redevance de tiers, taxe à la production, taxe de séparation, taxe de vente et autre taxe, prélevés sur les produits minéraux ou la valeur de la production de ceux-ci (autre que l’impôt sur le revenu de l’exploitant);

(c)

exploitant s’entend de l’exploitant d’une mine située sur la propriété;

(d)

produits bruts s’entend de l’ensemble des montants suivants (sans répétition) s’accumulant au cours de chaque période trimestrielle après le commencement de la production commerciale:

i)

le produit reçu, par l’exploitant, de la part des acheteurs sans lien de dépendance de tous les produits minéraux;

ii)

la juste valeur marchande de tous les produits minéraux vendus par l’exploitant au cours d’une telle période à des personnes qui font affaire avec lien de dépendance avec lui; et

iii)

tout produit de l’assurance sur les produits minéraux;

(e)

produits minéraux s’entend de l’ensemble des minerais, des concentrés, des minéraux et des produits affinés ou semi-affinés, extraits de la propriété; et

(f)

redevance de rendement net de fonderie s’entend d’un droit de redevance de rendement net de fonderie calculé trimestriellement et qui sera équivalent aux produits bruts, déduction faite des déductions admissibles pour ce trimestre.

2.

Déductions admissibles additionnelles

Il est entendu, sans restreindre la portée de ce qui précède, que toutes les charges déduites par un acheteur de minerais ou de concentrés sans lien de dépendance au titre de la fonte, du traitement, de la manutention, de l’affinage, de l’entreposage ou de toute autre opération sur les produits minéraux ou tout autre service s’y rapportant, survenant après le point de vente seront considérées être des déductions légitimes pour en arriver au montant de la redevance de rendement net de fonderie.

3.

Calcul et paiement

La redevance de rendement net de fonderie sera calculée et payée dans un délai de 60 jours après la fin de chaque trimestre civil.  Les feuilles de règlements de la fonderie, le cas échéant, ainsi qu’un relevé indiquant les calculs avec suffisamment de détails pour indiquer la dérivation des paiements (le relevé), doivent être remis avec le paiement.

4.

Paiements provisoires

Si les montants finaux nécessaires aux fins de calcul de la redevance de rendement net de fonderie ne sont pas disponibles au cours de la période indiquée à l’article 3 de la présente annexe C, des montants provisoires seront alors estimés et la redevance de rendement net de fonderie sera versée en fonction de ce calcul provisoire.  Les rajustements positifs ou négatifs seront effectués au paiement de la redevance de rendement net de fonderie au cours du trimestre suivant.

5.

Séparation de la propriété

La détermination de la redevance de rendement net de fonderie est fondée sur l’hypothèse que la production commerciale aura lieu sur la propriété seulement.  Si d’autres propriétés sont intégrées en un projet minier unique et que les métaux, les minerais, les concentrés ou les autres ressources minérales provenant de chacune de ces propriétés ne sont pas rapidement séparés de manière pratique ou équitable, l’attribution du produit réel reçu et les déductions sur ce produit seront négociées par l’exploitant pour le compte des parties, en tenant compte des pratiques utilisées dans des activités d’exploitation minière semblables.  L’exploitant est autorisé à retenir les services de consultants miniers indépendants tel qu’il juge nécessaire et sa décision est définitive et lie toutes les parties, à moins que l’exploitant n’ait une participation importante dans d’autres propriétés.

6.

Vérification

Toute partie peut demander qu’une vérification des ventes et des dossiers financiers connexes gardés par l’exploitant soit effectuée afin de vérifier le calcul de la redevance de rendement net de fonderie pour un trimestre civil donné.  La vérification doit être effectuée par un vérificateur indépendant convenant aux parties et à l’exploitant.  La partie demandant une telle vérification assumera tous les coûts et les dépenses y afférents, à moins qu’il ne soit déterminé que la redevance de rendement net de fonderie calculée par l’exploitant est inférieure, par plus de dix pour cent (10%), au montant réel dû, auquel cas l’exploitant paiera tous les frais et les dépenses reliés à la vérification.  L’exploitant paiera immédiatement toute insuffisance aux parties, et les parties devront rembourser immédiatement tout paiement excédentaire à l’exploitant.

6.

Arbitrage

Tout différend découlant d’un rapport, d’un paiement, d’un calcul ou d’une vérification relativement à la redevance de rendement net de fonderie ou s’y rapportant, sera résolu uniquement par arbitrage conformément aux lois en vigueur au Québec.  Une erreur de comptabilité ou d’interprétation de la présente convention ne peut servir de fondement à une allégation d’un manquement à l’obligation fiduciaire, ou d’un manquement semblable, ni donner lieu à une demande en dommages-intérêts exemplaires ou punitifs ou à la cessation ou la résiliation de la présente convention.

8.

Droit contractuel seulement

La redevance de rendement net de fonderie est un droit personnel et contractuel seulement et ne saurait agir pour accorder ou constituer une propriété, un droit, une participation, un titre ou une sûreté à l’égard de la propriété.  Toute partie peut céder la redevance de rendement net de fonderie, à condition que le cessionnaire convienne par écrit d’être lié à la convention comme s’il y était partie.

ANNEXE D

REDEVANCES à DES TIERCES PARTIES

Royalties pertaining to the Desjardins Property:

The following claims are subject to a 20% of Net Profits as defined in Exhibit “C” hereto payable to Noranda Inc. pursuant an Agreement between Homestake Mineral Development Company and Kerr Addison Mines Limited dated October 21, 1986 and the acquisition of Kerr Addison Mines Limited by Noranda Inc. Inc. in 1996.

The same following claims are subject to a 1% Net Smelter Returns royalty as defined and paid in accordance with Exhibit “D” hereto payable to Homestake Canada Inc. pursuant to an Agreement dated April 21, 1994 between Homestake Mineral Development Company Ltd. and GéoNova and amended on November 17, 1994 and amended for assignment from Homestake Mineral Development Company to Homestake Canada Inc. on November 30, 1995 and as amended subsequently on May 28, 1996 with transfer of mining rights from Homestake Canada Inc. to GéoNova on April 9, 1997 :

Record number 4134791 4134792 4134801 4134802 4150601 4150602 4151942 4151951 4152381 4152382 4152391 4152392 4152401 4152402 Sub-Total : 14	Area(ha) 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 40.0 560ha	Expiry date May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007 May 16, 2007	Townships Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau

The following claims are subject to a 3% Net Smelter Returns royalty as defined and paid in accordance with Exhibit “D” hereto payable to Homestake Canada Inc. pursuant to an

Agreement dated April 21, 1994 between Homestake Mineral Development Company Ltd. and GéoNova and amended on November 17, 1994 and amended for assignment from Homestake Mineral Development Company to Homestake Canada Inc. on November 30, 1995 and as amended subsequently on May 28, 1996 with transfer of mining rights from Homestake Canada Inc. to GéoNova on April 9, 1997:

Record number 4484451 4484452 4484453 4484454 4568961 4568962 4568963 4568991 4568992 4568993 4569011 4569012 4569021 4569022 Sub-Total : 14	Area(ha) 7.8 5.80 4.80 1.40 40.00 40.00 40.00 40.00 40.00 40.00 40.00 40.00 40.00 20.00 399.80ha

Expiry date

October 12,2007

October 12,2007

October 12,2007

October 16,2007

January,18,2007

January,18,2007

January,18,2007

January,18,2007

January,18,2007

January,19,2007

January,19,2007

January,19,2007

January,19,2007

January,20,2007

Townships Desjardins Desjardins Desjardins Desjardins Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau Bruneau
Total: 28 claims	959.80 ha

Royalties pertaining to the BORDUAS-MARTEL PROPERTY:

The following claims are subject to a royalty equal to the greater of 2% NSR or $1.00 per tonne for any mineral substance processed and/or sold, extracted from the Property and payable on a quarterly basis to Mr. Jean-Jacques Martel and Mr. Bernard Borduas or their heirs, successors or legal representatives pursuant to an agreement dated December 8, 1994 as amended by letter agreement on November 9, 1998, June 26, 2000 and December 6, 2000; GéoNova may acquire at all times up to 50% of this royalty at the price of $100,000 per series of 1/10 of one percent (1%) for a maximal consideration of $1,000,000.

Net Smelter Returns is defined in the Agreement dated December 8, 1994 as being the value of the product when it leaves the smelter where the mineral is processed less the costs of smelting, of sampling, of refining and of transport.

DESJARDINS TOWNSHIPS

Record Number	Area(ha)	Expiry Date
4394511	16	December 13, 2006
4394512	16	December 13, 2006
4394513	16	December 13, 2006
4394514	16	December 13, 2006
4394515	16	December 13, 2006
4394531	16	December 15, 2006
4394532	16	December 15, 2006
4394533	16	December 15, 2006
4394534	16	December 15, 2006
4394535	16	December 15, 2006
4394541	16	December 16, 2006
4394542	16	December 16, 2006
4394543	16	December 16, 2006
4394544	16	December 16, 2006
4394545	16	December 16, 2006
4394551	16	December 15, 2006
4394552	16	December 15, 2006
4394553	16	December 15, 2006
4394554	16	December 15, 2006
4394555	16	December 15, 2006
4394561	16	December 16, 2006
4394562	16	December 16, 2006
4394563	16	December 16, 2006
4394564	16	December 16, 2006
4394565	16	December 16, 2006
4394571	16	December 15, 2006
4394572	16	December 15, 2006
4394573	16	December 15, 2006

4394574	16	December 15, 2006
4394575	16	December 15, 2006
4394581	16	December 16, 2006
4394582	16	December 16, 2006
4394583	16	December 16, 2006
4394584	16	December 16, 2006
4394585	16	December 16, 2006

Sub-total: 35 claims	560 ha

BRUNEAU TOWNSHIPS

Record Number	Area(ha)	Expiry Date
4358661	40	December 16, 2006
4358671	20	December 17, 2006
4358672	20	December 17, 2006
4358673	16	December 17, 2006
4394521	40	December 14, 2006
4394522	32	December 14, 2006
Sub-total: 6 claims	168 ha
Total: 41 claims	728 ha

ANNEXE D (suite)

EXHIBIT “C”

In this Agreement:

1.

“Net Profits” means cumulative Gross Revenues less cumulative Costs and Expenses.

2.

"Gross Revenues” means all revenues actually received by the Joint Venture from the sale of ores, concentrates and minerals mined and removed from the Property and metals derived there from by or for the account of the Joint Venture, and shall include, but shall not be limited to, payments and credits from the sale or return of equipment and property, proceeds of insurance with respect to losses and refund of taxes, in each case only to the extent of amounts previously charged by the Joint Venture as Costs and Expenses with respect thereto.

3.

“Costs and Expenses” means all costs and expenses of every kind and character, however denominated, properly paid or incurred by the Joint Venture, whether on or off the Property in connection with the Property, and shall include all amounts paid or incurred by the Joint Venture for and in connection with:

(a)

exploration, development, evaluations, engineering, construction and reconstruction of facilities, mining, milling, processing and beneficiating, smelting and refining including deductions and penalties, marketing and sale of production, including all discounts and allowances;

(b)

acquisition of public and private permits and authorizations;

(c)

acquisition of land, water and other rights;

(d)

rents, royalties and other amounts paid or payable for rights. to use, occupy or operate the Property or other properties and facilities used or to be used in connection with the Property, including all amounts, if any, however denominated, paid to the Owner;

(e)

taxes, however denominated (except taxes on the consolidated Canadian net income of the Joint Venture, its affiliates and subsidiaries) and other payments imposed upon or in connection with operating the Property as a mine by any government or municipality or department or agency thereof;

(f)

all obligations and liabilities incurred or to be incurred by or on behalf of the Joint Venture relating to the Property, such as future decommissioning, reclamation, and long-term care and monitoring, even if not then due and payable so long as the amounts can be estimated with reasonable accuracy, but no amounts shall be included in this category until one half of the initially anticipated life of the mine has elapsed;

(g)

bonds and deposits to secure and maintain permits and other public or private authorizations;

(h)

working capital necessary for payment of taxes, suppliers and workers;

(i)

non compound interest at the prime rate plus one percent from time to time prevailing on all funds from time to time paid or expended by the Joint Venture in connection with development and exploration of the Property until such funds are recovered with interest, PROVIDED THAT such interest shall not accrue until the Joint Venture has made a public announcement that it is proceeding to place the Property into commercial production;

(j)

all salaries, wages and accrued personnel benefits including reasonable allocations of those of officers of the Joint Venture, which are reasonably attributable to the Property;

(k)

reasonable allocations of all general and administrative expenses paid or incurred by the Joint Venture, including home office expenses; and,

(l)

all losses incurred by the Joint Venture in connection with the Property until recovered in full.

PROVIDED THAT the Joint Venture shall not be entitled to include amounts for depletion, depreciation and amortization in "Costs and Expenses" in addition to amounts for capital items.

4.

If the Joint Venture should pay or incur Costs and Expenses of any kind or character, however denominated, and at competitive rates in connection with acquisition, construction or operation of facilities, such as access roads, pipe lines, electric transmission lines, milling and beneficiation plants, water reservoirs, tailings impoundments and waste dumps, to develop or exploit both the Property and other properties in which the Owner has no interest, Costs and Expenses shall also include an allocation of all amounts, however denominated, paid, incurred or accrued in connection with such facilities as is reasonably determined to be of benefit to the Property and required for operations with respect thereto.

5.

For the purposes of calculating cumulative Gross Revenues and cumulative Costs and Expenses, the Joint Venture shall be entitled to establish and maintain, from time to time, such accounting policies and procedures to classify costs, and to adopt fiscal years and fiscal quarters, conforming to generally accepted accounting principles or to practices in the mineral extractive industries.

6.

Within forty-five days after the end of the Joint Venture’s first fiscal quarter in which cumulative Gross Revenues exceed cumulative Costs and Expenses, the Joint Venture shall pay the Owner the Owner's share of Net Profits. A statement in reasonable detail showing the calculation of the payment shall accompany each payment. Each such payment shall be provisional and subject to adjustment by the Joint Venture in the final report for the fiscal year.

7.

Within 90 days after the end of each  fiscal year of the Joint Venture, the Joint Venture shall pay the Owner the Owner's share of Net Profits, if any, for the fiscal year and shall also deliver to the Owner a summary report certified by the Joint Venture's chief accounting or financial officer showing all cumulative Costs and Expenses, all cumulative Gross Revenues, all Net Profits payments, all year end adjustments affecting

Net Profits paid or to be paid and other matters taken into account in the calculation of Net Profits.

8.

Each annual report shall be final and not subject to adjustment unless the Owner delivers to the Joint Venture written exceptions in reasonable detail within six months after the Owner receives the report. The Owner, at its expense, shall have the right to audit books and records of the Joint Venture related to the Joint Venture's operations on the Property to determine the accuracy of the report. The audit shall be conducted by a chartered or certified public accountant of recognized standing. The Joint Venture shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report. The Joint Venture shall reimburse the Owner for the reasonable costs of audit if it should be finally determined that the related report was materially inaccurate to the detriment of the Owner.

9.

Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in this agreement. No error in accounting or in interpretation of this agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of this agreement or the estate and rights acquired and held by the Joint Venture under the terms of this agreement.

ANNEXE D (suite)

EXHIBIT “D”

SCHEDULE "B"

TO THAT CERTAIN AGREEMENT (THE "AGREEMENT") MADE AS OF THE 20th DAY OF APRIL, 1994, BETWEEN HOMESTAKE CANADA INC. OF THE FIRST PART (THE "OWNER") AND GEONOVA EXPLORATIONS INC. OF THE SECOND PART (THE "PAYOR")

"NET SMELTER RETURNS"

I.

Payor shall pay Owner a production royalty of three percent (3%) of Net Smelter Returns for all ores and minerals mined or otherwise recovered from the Property and thereafter sold by or for the account of Payor before or after processing, smelting or refining ("Ores and Minerals").

II.

"Net Smelter Returns" means amounts actually received by Payor from sale of Ores and Minerals less, but only to the extent actually incurred and borne by Payor:

A.

sales, use, gross receipts, severance, ad valorem and other taxes, if any, however denominated, payable with respect to existence, severance, production, removal, sale or disposition of Ores and Minerals, but excluding any taxes on net income.

B.

charges and costs, if any, for transportation to places where Ores and Minerals are smelted, refined and sold;

C.

charges, costs and penalties, if any, for smelting, refining and marketing.

In the event smelting or refining are carried out in facilities owned or controlled, in whole or in part, by Payor, charges, costs and penalties with respect to such operations, including transportation, shall mean reasonable charges, costs and penalties for such operations but not in excess of the amounts that Payor would have incurred if such operations were carried out at facilities not owned or controlled by Payor then offering comparable custom services.

III.

Payor may deduct from production royalties otherwise due Owner all rental payments hereunder, whenever made or accrued.

IV.

Royalties shall be paid on or before the 45th day after the last day of each Payor fiscal quarter in which Payor receives payment for sale of Ores and Minerals. Each such payment shall be provisional and subject to adjustment as of the end of each Payor fiscal year.

V.

Within ninety (90) days after the end of each Payor fiscal year, Payor shall deliver to Owner an unaudited statement of royalties paid Owner during the year and the calculation thereof. All year-end statements shall be deemed true and correct three (3) months after presentation, unless within that period Owner delivers notice to Payor specifying with particularity the grounds for each exception. Owner shall be entitled at Owner's expense to an annual independent audit of the statement of a certified public accountant or recognized standing acceptable to Payor, but only if Owner delivers; a demand for audit to Payor within two (2) months after presentation of the related year-end statement.